Exhibit 21

SCIENTIFIC GAMES CORPORATION SUBSIDIARIES
(All subsidiaries are 100% owned unless otherwise stated)
As of January 3, 2020

*Indicates a SciPlay Corporation (Nevada) (“SciPlay”) subsidiary. SciPlay’s Class A common stock is traded on The NASDAQ Global Select Market. To date, Scientific Games Corporation continues to control shares representing a majority of the combined voting power in SciPlay.

A.L.I. Online Inc. (British Columbia, Canada)
Australasian Gaming Industries Pty Limited (Australia)
B.G.I. Australia Pty. Limited (Australia)
B.G.I. Gaming & Systems, S. de R.L. de C.V. (Mexico)
Bally Gaming and Systems (France)
Bally Gaming and Systems Holdings Limited (England and Wales)
Bally Gaming and Systems S.A. (Uruguay)
Bally Gaming and Systems UK Limited (England and Wales)
Bally Gaming Canada Ltd. (New Brunswick, Canada)
Bally Gaming d.o.o. (Slovenia)
Bally Gaming de Puerto Rico, Inc. (Puerto Rico)
Bally Gaming GP, LLC (Nevada)
Bally Gaming LP, LLC (Nevada)
Bally Gaming Netherlands I B.V. (Netherlands)
Bally Gaming Netherlands II B.V. (Netherlands)
Bally Gaming Netherlands III B.V. (Netherlands)
Bally Servicios, S. de R.L. de C.V. (Mexico)
Bally Technologies Bermuda, L.P. (Bermuda)
Bally Technologies Colombia SAS (Colombia)
Bally Technologies Italy S.r.l. Unipersonale (Italy)
Bally Technologies New Zealand Limited (New Zealand)
Bally Technologies Singapore Pte. Ltd (Singapore)
Bally Technologies, Inc. (Nevada)
Barcrest Development B.V. (Netherlands) (50%)
Barcrest Group Limited (England and Wales)
Beijing Guard Libang Technology Co., Ltd. (China) (50%)
Betdigital Limited (England and Wales)
C.O.A.S. Company Ltd. (Israel)*
Cryptologic (Asia Pacific) Pte. Ltd. (Singapore)
Cryptologic Callco ULC (Nova Scotia, Canada)
Cryptologic Exchange Corp. (Ontario, Canada)
Cryptologic Inc. (Ontario, Canada)
Cryptologic Limited (Guernsey)
Cryptologic Malta Holding Limited (Malta)
Cryptologic Malta Limited (Malta)
Customized Games Limited (England and Wales)
Davisville Game Studio Inc. (Ontario, Canada)
DBS Canada Corporation (Ontario, Canada)
DMWSL 699 Limited (England and Wales)
Don Best Sports Corporation (Nevada)

Dragonplay Ltd (Israel)*
E-SYS Tecnologia Em Informàtica S.A. (Brazil) (70%)
Electracade Limited (England and Wales)
Game360 S.R.L. (Italy)
Gaming Products Pty. Ltd. (Australia)
Global Draw Limited (England and Wales)
Happy Sun Technologies Ltd. (British Virgin Islands) (50%)
Hillbeck Trading Limited (Cyprus)
Importadora Bally Technologies Chile Limitada (Chile)
International Terminal Leasing (Bermuda) (50%)
Jadestone Group AB (Sweden)
Jadestone Networks (Malta) Limited (Malta)
Knightway Promotions Limited (England and Wales)
Les Studios Side City Inc./Side City Studios Inc. (Canada)
MDI Entertainment, LLC (Delaware)
N T Media Limited (England and Wales)
NextGen Gaming (USA) LLC (Nevada)
NextGen Gaming Pty Ltd (Australia)
NYX Digital Gaming (Alberta) Inc. (Alberta, Canada)
NYX Digital Gaming (Alderney) Limited (Alderney)
NYX Digital Gaming (Americas) LLC (Nevada)
NYX Digital Gaming (Betdigital Holdings) Limited (England and Wales)
NYX Digital Gaming (Canada) ULC (British Columbia, Canada)
NYX Digital Gaming (Gibraltar II) Limited (Gibraltar)
NYX Digital Gaming (Guernsey) Limited (Guernsey)
NYX Digital Gaming (International) Limited (Malta)
NYX Digital Gaming (Malta) Limited (Malta)
NYX Digital Gaming (Malta Holdings) Limited (Malta)
NYX Digital Gaming (OB Holdings) Limited (England and Wales)
NYX Digital Gaming (OB SPV) Limited (England and Wales)
NYX Digital Gaming (Services) Limited (Malta)
NYX Digital Gaming (USA), LLC (Nevada)
NYX Gaming (Krakow) sp. z.o.o. (Poland)
NYX Gaming Group LLC (Nevada)
NYX Interactive (Malta) Ltd (Malta)
NYX Interactive AB (Sweden)
OB Acquisition Limited (England and Wales)
OB Financing Limited (England and Wales)
OB Midco Limited (England and Wales)
OB Topco Limited (England and Wales)
OnGame Network Limited (Gibraltar)
Ongame Services AB (Sweden)
OpenBet Asia Pacific Pty Ltd (Australia)
OpenBet Hellas S.A. (Greece)
OpenBet Limited (England and Wales)
OpenBet New Zealand Limited (New Zealand)
OpenBet North America Corporation (Canada)
OpenBet Retail Limited (England and Wales)
OpenBet Singapore Pte. Limited (Singapore)

OpenBet Technologies Limited (England and Wales)
Phantom EFX, LLC (Nevada)*
PPC hf (Iceland)
Red7Mobile Ltd (England and Wales)
Scientific Connections India Private Limited (India)
Scientific Connections SDN. BHD. (Malaysia)
Scientific Games (Bermuda) Limited (Bermuda)
Scientific Games (China) Company Limited (China)
Scientific Games (Gibraltar) Limited (Gibraltar)
Scientific Games Asia Pacific Ltd. (Bermuda)
Scientific Games Asia Services Pte. Ltd. (Singapore)
Scientific Games Australia Pty Ltd (Australia)
Scientific Games Brasil Ltda. (Brazil)
Scientific Games Chile Limitada (Chile) (99.99%)
Scientific Games China Holdings Ltd. (Bermuda)
Scientific Games del Peru, S.R.L. (Peru) (99.99%)
Scientific Games Deutschland GmbH (Germany)
Scientific Games Dominican Republic, S.R.L. (Dominican Republic)
Scientific Games Europe S.à.r.l. (Luxembourg)
Scientific Games France SARL (France)
Scientific Games Germany GmbH (Germany)
Scientific Games Global Gaming S.à.r.l. (Luxembourg)
Scientific Games Hellas Sole Shareholder Limited Liability Company (Greece)
Scientific Games Holdings (Canada) ULC (Nova Scotia, Canada)
Scientific Games Holdings Limited (Ireland)
Scientific Games Honsel GmbH (Germany)
Scientific Games India Private Limited (India)
Scientific Games International GmbH (Austria)
Scientific Games International Holdings Limited (England and Wales)
Scientific Games International Limited (England and Wales)
Scientific Games International, Inc. (Delaware)
Scientific Games Italy Investments S.r.l. (Italy)
Scientific Games Latino America SpA (Chile)
Scientific Games Luxembourg Holdings S.à.r.l. (Luxembourg)
Scientific Games New Jersey, LLC (Delaware)
Scientific Games Products (Canada) ULC (Nova Scotia, Canada)
Scientific Games Products (Australia) Pty Ltd (Australia)
Scientific Games Products, Inc. (Delaware)
Scientific Games Puerto Rico, LLC (Puerto Rico)
Scientific Games Services Italy S.r.l. (Italy)
Scientific Games Sweden AB (Sweden)
Scientific Games Szerencsejáték Szolgáltatások Korlátolt Felelõsségû Társaság (Hungary) - short name Scientific Games Kft.
Scientific Games Taiwan Limited (Taiwan)
Scientific Games Turkey ªans Oyunlari Anonim ªirketi (Turkey)
Scientific Games Ukraine LLC (Ukraine)
Scientific Games Worldwide Limited (Ireland)
SciPlay Corporation (Nevada)
SciPlay Holding Company, LLC (Nevada)*

SciPlay Parent Company, LLC (Nevada)*
SG Digital (Gibraltar) Limited (Gibraltar)
SG Digital UK Holdings Limited (England and Wales)
SG Gaming Africa (PTY) Ltd. (Republic of South Africa) (74.8%)
SG Gaming ANZ Pty Ltd (Australia)
SG Gaming Argentina, S.A. (Argentina)
SG Gaming Asia Limited (Macau)
SG Gaming Australia Holdings I Pty Ltd (Australia)
SG Gaming Australia Holdings II Pty Ltd (Australia)
SG Gaming Australia Property Pty Ltd (Australia)
SG Gaming Limited (England and Wales)
SG Gaming New Zealand Pty Limited (New Zealand)
SG Gaming North America, Inc. (Nevada)
SG Gaming Services Philippines, Inc.
SG Gaming Puerto Rico, LLC (Puerto Rico)
SG Gaming Qingdao Company Limited (China)
SG Gaming Singapore Pte. Ltd. (Singapore)
SG Gaming UK Limited (England and Wales)
SG Gaming, Inc. (Nevada)
SG Social Holding Company, LLC (Nevada)
SG Social Holding Company I, LLC (Nevada)
SG Social Holding Company II, LLC (Nevada)
SG Supply Chain Services, HK Limited (Hong Kong)
Shenzhen Leli (China) (50%)
SHFL entertainment (Argentina) S.R.L. (Argentina)
SHFL entertainment (Australasia) Holdings Pty Limited (Australia)
Shuffle Master Australasia Group Pty Ltd (Australia)
Shuffle Master Australia Pty Ltd (Australia)
Shuffle Master GmbH & Co KG (Austria)
Shuffle Master GmbH (Austria)
Shuffle Master Holding GmbH (Austria)
Shuffle Master International, Inc. (Nevada)
Shuffle Master Management-Service GmbH (Austria)
SpiceRack Media, LLC (Nevada)*
Stargames Australia Pty Limited (Australia)
Stargames Group Management Pty Limited (Australia)
Stargames Holdings Pty Limited (Australia)
Stargames Investments Pty Limited (Australia)
Stargames Pty Ltd (Australia)
Success Trader SZ (China) (50%)
Success Trader Technologies Limited (Hong Kong) (50%)
VIP Gaming Solutions Pty Limited (Australia)
Wagerlogic (Ireland) Limited (Ireland)
Wagerlogic (UK) Limited (England and Wales)
WagerLogic Casino Software Limited (Malta)
WagerLogic Limited (Cyprus)
Williams Electronics Games, Inc. (Delaware)
WMS Gaming Australia Pty Limited (Australia)
WMS Gaming International, S.L. (Spain)

WMS Gaming Peru S.R.L. (Peru)
WMS Gaming Services Europe, S.L. (Spain)